McGladrey & Pullen
Certified Public Accountants

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108735 of Merchants and Manufacturers Bancorporation, Inc. on Form S-8 of our report dated June 7, 2005 on the financial statements of Merchants and Manufacturers Bancorporation 401(k) Salary Savings Plan as of and for the year ended December 31, 2004, appearing in this Annual Report on Form 11-K.

/s/ McGladrey & Pullen, LLP
Madison, Wisconsin
June 24, 2005